UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

___________________________

Cable One, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	001-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 8, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The following is a summary of the final voting results for each matter presented to stockholders.

Proposal No. 1: Election of Directors

The Company’s stockholders elected the three director nominees, each to hold office until the 2021 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified, as set forth below:

	For	Against	Abstain	Broker Non-Votes
Thomas S. Gayner	3,672,004	1,282,781	1,507	390,391
Deborah J. Kissire	4,232,242	722,985	1,065	390,391
Thomas O. Might	4,228,508	726,650	1,134	390,391

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, as set forth below:

For	Against	Abstain	Broker Non-Votes
5,342,996	2,535	1,152	N/A

Proposal No. 3: Advisory Vote to Approve Compensation of Named Executive Officers for 2017

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for 2017, as set forth below:

For	Against	Abstain	Broker Non-Votes
4,856,365	56,551	43,376	390,391

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 10, 2018